Exhibit 99.1

IIOT-OXYS, Inc. Onboards New Advisor to Accelerate Industry 4.0 Business Vertical Growth and Announces Upcoming Speaker Event with CEO

CAMBRIDGE, MA / ACCESSWIRE / November 18, 2022 / IIOT-OXYS, Inc. (OTC PINK:ITOX) (the "Company") announced the appointment of Robert Mercier to its Advisory Board as a Technical Sales Consultant for his expertise in Smart Manufacturing. A full bio for Mr. Mercier is posted on the Company’s website.

Cliff Emmons, CEO of Oxys, stated, “We are excited to have Bob join our team to help us drive sales & marketing efforts that will fuel the growth of this critical business segment for Oxys. In the short time Bob has been working with our COO, Karen McNemar, and myself, he has made a positive impact.

•	His energy and diligence has helped us ‘move the needle’ with our Smart Manufacturing (aka Industry 4.0) market penetration.
•	We’ve had strategic meetings to map opportunities and create execution plans.
•	He’s made new introductions that led to securing Non-Disclosure Agreements (NDAs) with new prospects.
•	More importantly, we expect our efforts to result in the announcement of a new Proof of Concept with a New England based CNC Machining House before the end of our 2022 fourth quarter.”

As previously stated, the worldwide Industry 4.0 (also known as Smart Manufacturing) market was estimated at $64.9 billion in 2021 and is expected to grow at 20.6% CAGR to $165.5 billion by 2026.1 Bringing on Mr. Mercier is one of several actions the Company has taken recently to accelerate growth in this critical sector.

Earlier this month, the Company announced the availability of a new interview with Mr. Emmons and IIoT World to discuss leveraging AI and Machine Learning in Smart Manufacturing. Mr. Emmons will be speaking at the IIoT World Manufacturing & Supply Chain Days that are being held on December 7-8, 2022. He will be a panel speaker on the topic of “Cognitive planning and AI-driven Predictive Analytics for Supply Chain in Manufacturing.”2 The Company has chosen IIoT World, a leading digital media outlet focused on the Industrial Internet of Things (IIoT) topics, to generate global awareness, demand generation and content co-creation to further accelerate growth.

"Our success in the Smart Manufacturing market will come from multiple factors including leveraging Bob’s talents, as well as the marketing strengths and experience from partners like IIoT World, complemented by our strong technology (including our proprietary AI and Machine Learning algorithms). Combined with our business partnerships, successful pilots and use cases, along with our extensive network and prospects, we expect these marketing efforts will lead to new business in due time," concluded Mr. Emmons.

For more information, listen to the full IIoT World interview at https://www.iiot-world.com/artificial-intelligence-ml/machine-learning/leveraging-iiot-ai-and-machine-learning-to-optimize-operations-in-manufacturing-and-infrastructure/

About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

_______________________

1 https://www.marketsandmarkets.com/Market-Reports/industry-4-market-102536746.html

2 https://manufacturing22.iiotday.com/session/cognitive-planning-and-ai-driven-predictive-analytics-for-supply-chain-in-manufacturing/

1

Contact Information:

IIOT-OXYS, Inc.
Clifford L. Emmons
CEO
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.

2